                                                                   EXHIBIT 10.31

LEASE AGREEMENT

Between

Met 10 W-97, Ltd., a Texas limited partnership

as Landlord,

and

Metrowerks Corporation

as Tenant.

Covering approximately 97,200 gross square feet of the Building known (or to be known) as

Metric 10 A

located at

9801 Metric Boulevard

Austin, Texas, 78758.


STANDARD INDUSTRIAL LEASE AGREEMENT
TRAMMELL CROW COMPANY - (AUS/9 1)

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between Met IOW-97, Ltd. referred to as "Landlord," and Metrowerks Corporation, hereinafter referred to as "Tenant."

Approximately 97,200 gross square feet
9801 Metric Boulevard
Austin, Texas 78758
(Metric 10A)

a Texas limited partnership, hereinafter

1. PREMISES AND TERM. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord, certain leased premises situated within the County of Travis, State of Texas, as more particularly described on EXHIBIT "A" attached hereto and incorporated herein by reference (the "Premises"), to have and to hold, subject to the terms, covenants and conditions in this Lease. The term of this Lease shall commence on the Commencement Date hereinafter set forth and shall end on the last day of the month that is seventy-two (72) months after the Commencement Date.

  A. Building or Improvements to be Constructe . If the Premises or part thereof are to be constructed, the "Commencement Date" shall be deemed to be April 1, 1998, except that such date shall be extended for one (1) day for each day caused by a Landlord delay. Tenant shall have the right to enter (but not occupy) the Premises not less than ten (10) days prior to Commencement Date to perform punch list items, cabling/telephone installation, move coordination and furniture installation.

2. BASE RENT, SECURITY DEPOSIT AND ESCROW DEPOSITS.

  A. Base Rent. Tenant agrees to pay Landlord rent for the Premises, in advance, without demand, deduction or set off, at the rate as shown below. One such monthly installment, plus the other monthly charges set forth in Paragraph 2C below, shall be due and payable on the date hereof, and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date, except that all payments due hereunder for any fractional calendar month shall be prorated.

 Months            Base Rental Rate Per Square Foot      Total Base Rental
  1- 4             $0.40                                 $39,000.00
                   ------------------------------------------------
5-72               $0.65                                 $63,180.00
-------------------------------------------------------------------

B. Security Deposit. See Exhibit C, Number 5.

     C. Escrow Deposit5. Tenant shall not be required to pay any operating expenses on 37,200 square feet for months I - 4 of the Lease Term. Otherwise without limiting in any way Tenant's other obligations under this Lease, Tenant agrees to pay to Landlord its Proportionate Share (as defined in this Paragraph 2C below) of (i) Taxes (hereinafter defined) payable by Landlord pursuant to Paragraph 3A below, and the cost of any tax consultant, not to exceed five hundred dollars ($500) per year, to assist Landlord in determining the fair tax valuation of the Building and land (ii) the cost of utilities payable by Landlord pursuant to Paragraph 8 below, (iii) Landlord's cost of maintaining any insurance or insurance related expense applicable to the Building and Landlord's personal property used in connection therewith including, but not limited to, insurance pursuant to Paragraph 9A below, and (iv) Landlord's cost of maintaining the Premises which include but are not limited to (a) maintenance and repairs, (b) landscaping, (c) common area utilities, (d) water and sewer,
(e) roof repairs, (f) management fees, (g) exterior painting, and (h) parking lot maintenance and repairs (collectively , the "Tenant Costs"). Escrow deposits shall not include the following expenses: (a) any costs for interest, amortization, or other payments on loans to Landlord; (b) expenses incurred in leasing or procuring tenants, (c) legal expenses other than those incurred for the general benefit of the Building's tenants, (d) allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Building or vacant space in the Building, (e) rents under ground leases, and (f) costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord's interests in the Building.

During each month of the term of this Lease, on the same day that rent is due hereunder, Tenant shall deposit in escrow with Landlord an amount equal to one-twelfth (1/12) of the estimated amount of Tenant's Proportionate Share of the Tenant Costs. These expenses are estimated to equal $0.1342 per square foot per month during 1998. See Exhibit D for a detailed estimate of Basic Operating Costs for 1998. Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 2C to pay such Tenant Costs. The initial monthly escrow payments are based upon the estimated amounts for the year in question and shall be increased or decreased annually to reflect the projected actual amount of all Tenant Costs. If the Tenant's total escrow deposits for any calendar year are less than Tenant's actual Proportionate Share of the Tenant Costs for such calendar year, Tenant shall pay the difference to Landlord within ten (10) days after demand. If the total escrow deposits of Tenant for any calendar year are more than Tenant's actual Proportionate Share of the Tenant Costs for such calendar year, Landlord shall retain such excess and credit it against Tenant's escrow deposits next maturing after such determination. In the event the Premises constitute a portion of a multiple occupancy building (the "Building"), Tenant's "Proportionate Share" with respect to the Building, as used in this Lease, shall mean a fraction, the numerator of which is the gross rentable area contained in the Premises and the denominator of which is the gross rentable area contained in the entire Building. In the event the Premises or the Building is part of a project or business park owned, managed or leased by Landlord or an affiliate of Landlord (the "Project"), Tenant's "Proportionate Share" of the Project, as used in this Lease, shall mean a fraction, the numerator of which is the gross rentable area contained in the Premises and the denominator of which is the gross rentable area contained in all of the buildings (including the Building) within the Project.

At any time during the Term and within one (1) year after the expiration of the Term, upon five (5) days prior written notice and during normal business hours at Landlord's office or such other place as Landlord shall reasonably designate, Tenant shall be entitled to inspect and examine those books and records of Landlord relating to the determination of any item of Basic Operating Costs paid in the preceding calendar year of the Term. If, after inspection and examination of such books and records, Tenant disputes the amounts of Basic Operating Costs charged by Landlord, Tenant, by written notice to Landlord, may request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant designated by Tenant and reasonably acceptable to Landlord. If, within ten (10) days after Landlord's receipt of Tenant's notice requesting an audit, Landlord and Tenant are unable to agree on the certified public accountant to conduct such audit, then Tenant may designate a reputable accounting firm not then employed by Landlord and Tenant to conduct such audit. The audit shall be limited to the determination of the amount of any or all items of Basic Operating Costs for the subject Adjustment Period and the Adjustment Period immediately prior thereto. Adjustment Period shall be defined as any 12-month period during which additional rent was billed to Tenant. If the audit discloses that any item of Basic Operating Costs billed to Tenant was incorrect, the appropriate party shall pay the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit shall be paid by the Tenant unless the audit shows that Landlord overstated Basic Operating Costs by more than two and one-half percent (2.5%), but less than five percent (5%), in which event Landlord and Tenant shall share equally the cost of such audit; provided that if the overstatement is five percent (5%) or More, Landlord shall pay the costs and expenses of the audit up to $2,500 per annual audit.

3. TAXES

  A. Real Property Taxes. Subject to reimbursement under Paragraph 2C herein, Landlord agrees to pay all taxes, assessments and governmental charges of any kind and nature (collectively referred to herein as "Taxes") that accrue against the Premises, the Building and/or the land of which the Premises or the Building are a part. If at any time during the term of this Lease there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the land and

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improvements of which the Premises are a part, then all such taxes, assessments, levies or charges, or the part thereof so measured or based shall be deemed to be included within the term "Taxes" for the purposes hereof.

  If at any time during the term of this Lease there shall be levied, assessed or imposed on the Landlord a franchise tax, business tax, income tax, or other levy relating to this Lease or the Premises, such levy being in lieu of all or a portion of the local property tax for schools, a reasonable allocation of such amount shall be deemed to be included within the term "Taxes" for purposes of determining Tenant's share of Taxes to be reimbursed to Landlord.

  B. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in or on the Premises. If any such taxes are levied or assessed against Landlord or Landlord's property and (i) Landlord pays the same or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then Tenant shall pay to Landlord, within thirty (30) days of receipt of written demand, the amount of such taxes.

4. LANDLORD'S REPAIRS AND MAINTENANCE.

  Structural Repairs. Landlord, at its own cost and expense, shall maintain the foundation and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear excluded. The term "walls" as used herein shall not include windows, glass or plate glass, any doors, special store fronts or office entries, and the term "foundation" as used herein shall not include loading docks. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to effect such repairs or cure such defect.

5. TENANTS REPAIRS.

  A. Maintenance of Premises and Appurtenances. Tenant, at its own cost and expense, shall pay its prorata share to (i) maintain all non-structural parts of the interior of the Premises and promptly make all necessary repairs and replacements to the interior of the Premises (except those for which Landlord is expressly responsible hereunder), and (ii) keep the parking areas, driveways and alleys surrounding the Premises free of trash and debris from Tenant's use. Tenant's obligation to maintain, repair and make replacements to the Premises shall cover, but not be limited to, pest control (including termites), trash removal and the maintenance, repair and replacement of all HVAC, electrical, plumbing, sprinkler and other mechanical systems.

  C. Parking. Tenant and its employees, customers and licensees shall have the right to use only its Proportionate Share of any parking areas that have been designated for such use by Landlord in writing, subject to (i) all rules and regulations promulgated by Landlord, and (ii) rights of ingress and egress of other lessees. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties, however, Landlord shall use its reasonable efforts to assistant Tenant to enforce parking rules and regulations. Tenant agrees not to park on any public streets or private roadways adjacent to or in the vicinity of the Premises. Tenant shall be provided a total parking ratio of not less than 4 spaces per 1,000 square feet leased at no cost throughout the term of the Lease or any Renewals. Landlord shall stripe the truck court at Landlord's cost to accommodate the 4: 1,000 square foot parking ratio. All parking locations shall be designated in Exhibit F of this Lease Agreement.

  D. System Maintenance. Landlord shall service HVAC equipment within thirty
(30) days of Tenant's occupancy to ensure such HVAC equipment is in good working order. Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably approved by Landlord for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract must include the replacement of filters on a regular basis and all services suggested by the equipment manufacturer in its operations/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises.

  E. Option to Maintain Premise5. Landlord reserves the right to perform, in whole or in part, after written notice to Tenant and Tenant's failure to so perform after reasonable opportunity to do so has elapsed, maintenance, repairs and replacements to the Premises, paving, common area, landscape, exterior painting, common sewage line plumbing and any other items that are otherwise Tenant's obligations obligation to pay its prorata share of costs under this Paragraph 5, in which event, Tenant

Proportionate Share of the cost and expense of such repair, replacement, maintenance and other such items.

shall be liable for its

6. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Tenant shall not make any alterations, additions or improvements which would modify the structural, mechanical, or electrical systems of the building without Landlord consent. Notwithstanding the foregoing, Tenant may make alterations which do not impact the structural, mechanical, or electrical systems of the building, and cost less than or equal to twenty five thousand dollars ($25,000), without Landlord consent.

However, Tenant must notify Landlord of all alterations to the building prior to the commencement of such alterations. Landlord shall not be required to notify Tenant of whether it consents to any alteration, addition or improvement until it (a) has received plans and specifications in a CAD disk format therefor which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner, and (b) has had a reasonable opportunity to review them. If the alteration, addition or improvement will affect the Building's structure, HVAC system, or mechanical, electrical, or plumbing systems, then the plans and specifications therefor must be prepared by a licensed engineer reasonably acceptable to Landlord and provided to Landlord in a CAD disk format. Landlord's approval of any plans and specifications shall not be a representation that the plans or the work depicted thereon will comply with law or be adequate for any purpose, but shall merely be Landlord's consent to performance of the work. Upon completion of any alteration, addition, or improvement, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefor in a CAD disk format. Tenant may erect shelves, bins, machinery and trade fixtures provided that such items (1) do not alter the basic character of the Premises or the Building; (2) do not overload or damage the same; and (3) may be removed without damage to the Premises. Unless Landlord specifies in writing otherwise at the time of consent, all alterations, additions, and improvements shall be Landlord's property when installed in the Premises. All shelves, bins, machinery and trade fixtures installed b y Tenant shall be removed on or before the later to occur of the day of termination or expiration of this Lease or vacating the Premises, at which time Tenant shall restore the Premises to their condition as of the Commencement Date of this Lease. All work performed by a Tenant in the Premises (including that relating to the installations, repair replacement, or removal of any item) shall be performed in accordance with all applicable governmental laws, ordinances, regulations, and with Landlord's specifications and requirements, in a good and workmanlike manner, and so as not to damage or alter the Building's structure or the Premises. Tenant shall be responsible for compliance with The Americans With Disabilities Act of 1990. In connection with any such alteration, addition or improvement, Tenant shall pay to Landlord an administration fee of two and one-half percent (2.5%) of all costs incurred for such work. Tenant shall only be required to perform modifications or restoration to the Premises upon vacating the Building that exceed normal wear and tear. Not withstanding the foregoing, in the event Tenant elects to modify the Premises after Commencement, Landlord shall have the right to cause Tenant to restore the portion of the Premises being modified to its original condition upon Occupancy provided Landlord includes such requirement in its consent to such modifications. Landlord shall be responsible for compliance with the American with Disabilities Act (ADA) on the exterior of the Building and all common areas upon Comencement of the Lease. Such costs for compliance shall be construed as costs incurred by the Landlord, which will not be amortized as operating expenses of the Building and passed through to the Tenant. Tenant shall, at its sole cost and expense, be responsible for compliance with the ADA for matters within its Premises, excluding matters pertaining to the Building. Landlord represents and warrants upon Substantial Completion, complete compliance with ADA codes.

7. SIGNS. Any signage Tenant desires for the Premises shall be subject to Landlord's written approval, which approval shall not be unreasonably delayed, and shall be submitted to Landlord prior to the Commencement Date of this Lease. Tenant shall repair, paint and/or replace the Building fascia surface to which its signs are attached upon Tenant's vacating the Premises or the removal or alteration of its signage. Tenant shall not, without Landlord's prior written consent, (i) make any changes to the exterior of the Premises, such as painting;
(ii) install any exterior lights, decorations, balloons, flags, pennants or banners; or (iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the

Premises. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security

3

all respects to the criteria established by Landlord or shall be installations visible from outside the Premises shall conform in otherwise subject to Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall have the right to place its logo on the facia of the Building and on a monument sign in front of the Building, subject to approval by the Landlord, such approval not to be unreasonably withheld. All signs shall comply with all applicable governmental codes.

8. UTILITIES. Landlord agrees to provide normal water and electricity service to the Premises. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes, penalties, surcharges or the like pertaining to the Tenant's use of the Premises and any maintenance charges for utilities.

Landlord shall have the right to cause any of said services to be separately metered to Tenant, at Tenant's expense. Tenant shall pay its pro rata share, as reasonably determined by Landlord, of all charges for jointly metered utilities. Landlord shall not be liable for any interruption or failure of utility service on the Premises, and Tenant shall have no rights or claims as a result of any such failure. In the event water is not separately metered to Tenant, Tenant agrees that it will not use water and sewer capacity for uses other than normal domestic restroom and kitchen usage, and Tenant further agrees to reimburse Landlord for the entire amount of common water and sewer costs as additional rental if, in fact, Tenant uses water or sewer capacity for uses other than normal domestic restroom and kitchen uses without first obtaining Landlord's written permission, including but not limited to the cost for acquiring additional sewer capacity to service Tenant's excess sewer use. Furthermore, Tenant agrees in such event to install at its own expense a submeter to determine Tenant's usage.

9. INSURANCE.

  A. Landlord's Insurance. Subject to reimbursement under Paragraph 2C herein, Landlord shall maintain insurance covering the Building in an amount not less than the full "replacement cost" thereof, insuring against the perils of fire, lightning, extended coverage, vandalism and malicious mischief

  B. Tenant's Insurance. Tenant, at its own expense, shall maintain during the term of this Lease a policy or policies of workers compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Five Hundred Thousand Dollars ($500,000.00) FOR PROPERTY damage and One Million Dollars ($1,000,000.00) per occurrence and One Million Dollars ($1,000,000.00) in the aggregate for personal injuries or deaths of person occurring in or about the Premises. Tenant, at its own expense, shall also maintain during the ten-n of this Lease fire and extended coverage insurance covering the replacement cost of (i) all alterations, additions, partitions and improvements installed or placed on the Premises by Tenant Or by Landlord on behalf of Tenant; and (ii) all of Tenant's personal property contained within the Premises. Said policies shall (i) name the Landlord and management company as additional insured and insure Landlord's and management company's contingent liability under or in connection with this Lease (except for the workers' compensation policy, which instead shall include a waiver of subrogation endorsement in favor of Landlord); (ii) be issued by an insurance company which is licensed t do business in the State of Texas; and (iii) Provide that said insurance shall not be canceled unless thirty (30) days prior written notice has been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant on or before the Commencement Date and upon each renewal of said insurance.

  C. Prohibited Use5. Tenant will not permit the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) increase the insurance risk or cost thereof, or (iii) cause the disallowance of any sprinkler credits; including without limitation, use of the Premises for the receipt, storage or handling of any product, material or Merchandise that is explosive or highly inflammable. If any increase in the cost of any insurance on the Premises or the Building is caused by Tenant's use of the Premises or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord upon demand therefor.

10. FIRE AND CASUALTY DAMAGE.

  A. Tot I or Substantial Damage and Destruction. If the Premises or the Building should be damaged Or destroyed by fire or other peril, Tenant shall immediately give written notice to Landlord of such damage or destruction. If the Premises or the Building should be totally destroyed by any peril covered by the insurance to be provided by Landlord under Paragraph 9A above, or if they should be so damaged thereby that, in Landlord's estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage or after such completion there would not be enough time remaining under the terms of this Lease to fully amortize such rebuilding or repairs, then this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

  B. Partial Damage or Destruction. If the Premises or the Building should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 9A above and, in Landlord's estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of such damage, then this Lease shall not terminate and Landlord shall substantially restore the Premises to its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in or about the Premises after the Commencement Date of this Lease for the benefit of, by or for Tenant.

  C. Lienholders' Rights in Proceeds. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen
(15) days after such requirement is made known to Landlord by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

  D. Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of action against each other, or their respective agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Building or personal property (Building contents) within the Building and/or Premises, for any reason regardless of cause or origin. Each party to this Lease agrees immediately after execution of this Lease to give written notice of the terms of the mutual waivers contained in this subparagraph to each insurance company that has issued to such party policies of fire and extended coverage insurance and to have the insurance policies properly endorsed to provide that the carriers of such policies waive all rights of recovery under subrogation or otherwise against the other party.

11. LIABILITY AND INDEMNIFICATION. Except for any claims, rights of recovery and causes of action that Landlord has released, Tenant shall hold Landlord harmless from and defend Landlord against any and all claims Or liability for any injury or damage (i) to any person or property whatsoever occurring in, on or about the Premises or any part thereof, the Building and/or other common areas, the use of which Tenant may have in accordance with this Lease, if (and only if) such injury or damage shall be caused in whole or in part by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or invitees;
(ii) arising from the conduct or management of any work done by the Tenant in or about the Premises; (iii) arising from transactions of the Tenant; and (iv) all costs, reasonable counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. The provisions of this Paragraph I I shall survive the expiration or termination of this Lease. Landlord shall not be liable in any event for personal injury or loss of Tenant's property caused by fire, flood, water leaks, rain, hail, ice, snow, smoke, lightning, wind, explosion, interruption of utilities or other occurrences except when due to the gross negligence or willful misconduct of Landlord, its agents or contractors. Landlord strongly recommends that Tenant secure Tenant's own insurance in excess of the amounts required elsewhere in this Lease to protect against the above occurrences if Tenant desires additional coverage for such risks. Tenant shall give Prompt notice to Landlord of any significant accidents involving injury to persons or property.

Furthermore, Landlord shall not be responsible for lost Or stolen personal property, equipment, money or jewelry from the Premises or from the public areas of the Building or the Project, regardless of whether such loss occurs when the area is locked against entry.

Landlord shall not be liable to Tenant or Tenant's employees, customers or invitees for any damages or losses to persons or property caused by any lessees in the Building or the Project, or for any damages or losses caused by theft, burglary, assault, vandalism or other crimes. Landlord strongly recommends that Tenant provide its own security systems and services and secure Tenant's own insurance in excess of the amounts required elsewhere in this Lease to PROTECT AGAINST THE above occurrences if Tenant desires additional protection or coverage for such risks. Tenant shall give Landlord prompt notice of any criminal or suspicious conduct within or about the Premises, the Building or the Project and/or any personal injury or property damage caused thereby. Landlord may, but is not obligated to, enter into agreements with third parties for the provision, monitoring, maintenance and repair of any courtesy patrols or similar services or fire protective systems and equipment and, to the extent same is provided at Landlord's sole discretion, Landlord shall not be liable to Tenant for any damages, costs or expenses which occur for any reason in the event any

4

such system or equipment is not properly installed, monitored or maintained or any such services are not properly provided.

Landlord shall use reasonable diligence in the maintenance of existing lighting, if any, in the parking garage or parking areas servicing the Premises, and Landlord shall not be responsible for additional lighting or any security measures in the Project, the Premises, the parking garage or other parking areas.

Landlord will indemnify and hold Tenant harmless from all suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from any gross negligence or willful misconduct of Landlord, its agents, contractors, employees or invitees. In addition, if Tenant should, without fault on its part, be made a party to any action against Landlord and related to the foregoing indemnification, Landlord shall pay all costs, expenses and reasonable attorney's fees of Tenant.

12. USE. The Premises shall be used only for the purpose of sales, manufacturing, distribution, administrative offices, and software development by Tenant and for such other lawful purposes as may be directly incidental thereto. Outside storage, including without limitation storage of trucks and other vehicles, is prohibited without Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and shall promptly comply with all governmental Orders and directives for the correction, prevention and abatement of nuisances in, upon or connected with the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with or endanger Landlord or any other lessees of the Building or the Project. Landlord encourages Tenant to consult an architect or other CONSULTANT REGARDING THE DETERMINATION of racking requirements imposed by any governmental or regulatory entity.

13. HAZARDOUS WASTE. The term "Hazardous Substances," as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, radioactive materials or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local statute, ordinance, regulation or other law of a governmental or quasi -governmental authority relating to pollution or protection of the environment or the regulation of the storage or handling of Hazardous Substances. Tenant hereby agrees that: (i) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities"), provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord and, in connection therewith, Tenant shall be responsible for obtaining any required permits or authorizations and paying any fees and providing any testing required by any governmental agency; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances, except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials"), provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and have been approved in advance in writing by Landlord, and, in connection therewith, Tenant shall be responsible for obtaining any required permits or authorizations and paying any fees and Providing any testing required by any governmental agency; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; and (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required clean-up procedures shall be diligently udertaken by Tenant at its sole cost pursuant to all Environmental Laws. Landlord and Landlord's representatives shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of any Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Landlord's sole opinion, that any Permitted Materials are being improperly stored, used or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within twenty-four (24) hours, Landlord shall have the right to perform such work and Tenant shall reimburse Landlord, on demand, for any and all reasonable costs associated with said work. If at any time during or after the term of this Lease, the Premises is found to be contaminated with Hazardous Substances due to Tenant's use or occupancy of the Premises, Tenant shall diligently institute proper and thorough clean-up procedures, at Tenant's sole cost. Tenant agrees to INDEMNIFY AND HOLD Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages, penalties and obligations of any NATURE arising from or as a result of any contamination of the Premises with Hazardous Substances, or otherwise arising from the use of the Premises by Tenant. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

To the best of Landlord's knowledge (i) no Hazardous Substances are located in, on or under the Land or the Building in violation of any applicable law, (ii) the Land and Building are not in violation of any applicable laws as stated above, and (iii) no underground tanks used to store any Hazardous Substance are located on, in or under the Land. To the best of Landlord's knowledge, Landlord has not disposed of, stored, treated, processed or handled, or caused, suffered or permitted the disposal, storage, treatment, processing or handling of, any Hazardous Substance on, in or under the Land or the Building in violation of any applicable law, and Landlord will not do, or cause, suffer or permit, any of the foregoing to occur on, in, under or upon the Land or the Building except in accordance with applicable law. To the best of Landlord's knowledge, information and belief, there is no asbestos, formaldehyde insulation and/or concentrations of radon gas on or about the Land or Building except in accordance with applicable law. In the event that Hazardous Substances are located in, on or under the Land or the Building, Landlord, at Landlord's sole cost and expense, shall take all necessary action to cause the Land and the Building to comply with all such applicable laws.

14. INSPECTION. Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time, upon prior notice to Tenant, during business hours (or at any time in case of emergency), provided Tenant does not reasonably refuse such entry, (i) to inspect the Premises, (ii) to make such repairs as may be required or permitted pursuant to this Lease, and/or (iii) during the last six (6) months of the Lease term, for the purpose of showing the Premises. In addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available for lease. TENANT shall NOTIFY Landlord in writing at least thirty (30)

days prior to vacating the Premises and shall arrange to meet with Landlord FOR A JOINT INSPECTION of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

15. ASSIGNMENT AND SUBLETTING. Tenant shall have the right to sublet or assign its space to any affiliate or subsidiary without the consent of Landlord. Tenant shall also have the right to sublet or assign its space to any other entity with the consent of Landlord, whose consent will not be unreasonably withheld, delayed, or conditioned. Landlord reserves the right to reject an assignee or sublessee on the basis of financial credit worthiness at its sole option. However, Tenant may sublease or assign the approximately 37,200 square feet on the south side of the building to any Tenant without Landlord's consent. In the event that Tenant requests Landlord to consent to any assignment or sublease, Landlord shall notify Tenant in writing of Landlord's decision with regard to such requested consent within fifteen (15) business days after Tenant gives Landlord a written request for such consent. Any profits in excess of Tenant's rental obligation received from an assignment/sublease shall be divided equally between Landlord and Tenant after deducting for Tenant's marketing expenses (which shall include all concessions such as rental abatement, leasehold improvements, brokerage commissions, etc.) No assignment or subletting shall be construed as a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

16. CONDEMNATION. If more than eighty percent (80%) of the Premises are taken for any public Or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof, and the taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than eighty percent (80%) of the Premises are taken for any public Or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or private purchase in lieu thereof, or if, in the sole opinion of Tenant, the taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord, and Tenant hereby assigns any interest in any such award to Landlord; Provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's trade fixtures and personal property or an award to Tenant for its contribution to the Tenant Improvements of Premises, if a separate award for such items is made to Tenant.

5

17. HOLDING OVER. At the termination of this Lease by its expiration or otherwise, Tenant shall immediately deliver possession of the Premises to Landlord with all repairs and maintenance required herein to be performed by Tenant completed

Notwithstanding the foregoing, any holding over by the Tenant after the expiration of the Terrn shall be construed as tenancv from month-to-month and rent shall be increased to one hundred fifty percent (150%) thereafter at the Base Rent in effect at the time of such holdover and otherwise upon all terms and conditions set forth in the Lease. Notwithstanding the foregoing, in the event Tenant provides Landlord four (4) months prior written notice, Tenant's Base Rent shall be increased to one hundred twenty five percent (125%) of its then current Base Rent for up to the initial three (3) months of holdover. This penalty shall compensate Landlord for any liquidated damages as a result of such holdover. Either Landlord or the Tenant may terminate such month-to-month tenancy only upon thirty (30) days written notice to the other party.

18. QUIET ENJOYMENT. Landlord represents that it has the authority to enter into this Lease and that, so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terrns and provisions of this Lease.

19. EVENTS OF DEFAULT. The following events (herein individually referred to as an "Event of Default") each shall be deemed to be a default in or breach of Tenant's obligations under this Lease:

  A. Tenant shall fail to pay any installment of the rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of ten (10) five (5) days from Tenant's receipt of written notice of such failure from Landlord.

  B. Tenant shall (i) vacate or abandon all or a substantial portion of the Premises or (it) fail to continuously operate its business at the Premises for the permitted use set forth herein, in either event whether or not Tenant is in default of the rental payments due under this Lease. Tenant shall have the right to vacate up to seventy-five percent (75%) of the Premises, at any time, and from time to time during the Term. In the event that Landlord desires to retake possession of the Premises during a period that Tenant has vacated greater than seventy-five percent (75%) of the Premises, then Landlord shall deliver written notice thereof to Tenant, and if Tenant shall fail to re-occupy the Premises within sixty (60) days thereafter, then Landlord may retake possession of the Premises by delivering written notice thereof, and this Lease shall terminate as of such date.

  C. Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 22 hereof within thirty (30) days after Tenant's receipt of written notice that any such lien or encumbrance has BEEN FILED AGAINST THE Premises.

  D. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed above in this paragraph) and shall not Cure such failure within thirty (30) days after receipt of written notice thereof from Landlord; provided, however, if such failure is incapable of being cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall commence to cure such failure within such thirty (30) day period and diligently continue until completion.

20. REMEDIES. Upon each occurrence of an Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:

(a) Terminate this Lease;

(b) Enter upon and take possession of the Premises without terminating this Lease;

  (c) Make such payments and/or take such action and pay and/or perform whatever Tenant is obligated to pay or perform under the terms of this Lease, and Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from such action; and/or

  (d) Alter all locks and other security devices at the Premises, with or without terminating this Lease, and pursue, at Landlord's option, one or more remedies pursuant to this Lease, and Tenant hereby expressly agrees that Landlord shall not be requited to provide to Tenant the new key to the Premises, regardless of hour, including Tenant's regular business hours;

and in any such event Tenant shall immediately vacate the Premises, and if Tenant fails to do so, Landlord, without waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefore, The provisions of this Lease are intended to supersede Section 93.002 of the Texas Property Code and Tenant hereby expressly waives any and all rights and remedies Tenant may have under Paragraph (g) of such Section 93.002.

  A. Damages Upon Termination. If Landlord terminates this Lease at Landlord's option, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other payments owed to Landlord HEREUNDER ACCRUED TO THE date of such termination, plus, as liquidated damages, an amount equal to (i) the present value of the total rental and other payments owed hereunder for the remaining portion of the Lease term, calculated as if such term expired on the date set forth in Paragraph 1, less (ii) the present value of the then fair market rental for the Premises for such period, provided that, because of the difficulty of ascertaining such value and in order to achieve a reasonable estimate of liquidated damages hereunder, Landlord and Tenant stipulate and agree, for the purposes hereof, that such fair market rental shall in no event exceed seventy-five percent (75%) of the rental amount for such period set forth in Paragraph 2 above.

  B. Damages Upon Repossession. If Landlord repossesses the Premises without terminating this Lease, Tenant, at Landlord's option, shall be liable for and shall pay Landlord on demand all rental and other payments owed to Landlord hereunder, accrued to the date of such repossession, plus all amounts required to be paid by Tenant to Landlord until the date of expiration of the term as stated in Paragraph 1, diminished by all amounts actually received by Landlord through reletting the Premises during such remaining term (but only to the extent of the rent herein reserved). Actions to collect amounts due by Tenant to Landlord under this paragraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Lease term.

  C. Costs of Relenting. Removing. Repairs and Enforcement - Upon an Event of Default, in addition to any sum provided to be paid under this Paragraph 20, Tenant also shall be liable for and shall pay to Landlord (i) brokers' fees and all other costs and expenses incurred by Landlord in connection with reletting the whole or any part of the Premises; (ii) the costs of removing, storing or disposing of Tenant's or any other occupant's property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants utilizing Building-standard materials or their equivalent; (iv) any and all costs and expenses incurred by Landlord in effecting compliance with Tenant's obligations under this Lease; and (v) all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies hereunder, including without limitation all reasonable attorneys' fees and all court costs incurred in connection with such enforcement or defense.

  D. Late Charae. In the event Tenant fails to make any payment due hereunder within ten (10) days after such payment is due, including without limitation any rental or escrow payment, in order to help defray the additional cost to Landlord for processing such late payments and not as interest, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such payment. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law, and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

  E. Interest on Past Due Amounts. If Tenant fails to pay any sum which at any time becomes due to Landlord under any provision of this Lease as and when the same becomes due hereunder, and such failure continues for ten (10) days after the due date for such payment, then Tenant shall pay to Landlord interest on such overdue amounts from the date due until paid at an annual rate of ten percent (10%).

  F. No Implied Acceptances or Waivers. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance by Landlord of TENANT'S SURRENDER OF THE PREMISES, IT BEING UNDERSTOOD that such surrender can be effected only by the written agreement of Landlord. Tenant and Landlord further agree that forbearance by 6


Landlord to enforce any of its rights under this Lease or at law Or in equity shall not be a waiver of Landlord's right to enforce any one or more of its rights, including any right previously forborne, in connection with any existing or subsequent default. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its pail to terminate this Lease, unless a written notice of such intention is given to Tenant, and, notwithstanding any such reletting or re-entry or taking possession of the Premises, Landlord may at any time thereafter elect to terminate this Lease for a previous default. Pursuit of any remedies hereunder shall not preclude the pursuit of any other remedy herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages occurring to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of any rent following an Event of Default hereunder shall not be construed as Landlord's waiver of such Event of Default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants of this Lease shall be deemed or construed to constitute a waiver of any other violation or default.

  G. Reletting of Premises. In the event of any termination of this Lease and/or repossession of the Premises for an Event of Default, Landlord shall use reasonable efforts to relet the Premises and to collect rental after reletting, with no obligation to accept any lessee that Landlord deems undesirable or to expend any funds in connection with such reletting or collection of rents therefrom Tenant shall not be entitled to credit for or reimbursement of any proceeds of such reletting in excess of the rental owed hereunder for the period of such reletting. Landlord may relet the whole Or any portion of the Premises, for any period, to any tenant and for any use or purpose.

  H. Landlord's Default. If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure, Tenant's exclusive remedy shall be an action for damages. Unless and until Landlord fai Is to so cure any default after such notice, Tenant shall not have any remedy Or cause of action by reason thereof All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being, of the Premises and, in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, provided that such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner's ownership.

Notwithstanding any other provision of this Lease, Landlord shall not have any personal liability hereunder. In the event of any breach Or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity Or interest then owned by Landlord in the Premises or the Building; however, in no event shall any deficiency judgment or any money judgment of any kind be sought or obtained against any Landlord.

  1. Tenant's Persgnal Prop. If Landlord repossesses the Premises pursuant to the authority herein granted, or if Tenant vacates or abandons all or any part of the Premises, then, in addition to Landlord's rights under Paragraph 27 hereof, Landlord shall have the right to remove and store, all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant, at all times prior to any foreclosure thereon by LANDLORD OR REPOSSESSION THEREOF by any lessor thereof or third party having a lien thereon. In addition to the Landlord's other rights hereunder, Landlord may dispose of the stored property if Tenant does not claim the property within ten (10) days after the date the Property is stored. Landlord shall give Tenant at least ten
(10) days prior written notice of such intended disposition. Landlord shall also have the obligation to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has Or may hereafter have at law or in equity, and Tenant stipulates and agrees that the rights granted Landlord under this paragraph are commercially reasonable. The Landlord's rights hereunder are subject and subordinate to any prior lein rights held by any creditor of Tenant on the personal property within the Premises.

21. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or the Building, provided, however, that if the mortgagee, trustee or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgagee, trustee or holder for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage provided, however, such mortgagee, trustee or holder executes and delivers to Tenant an agreement not to disturb Tenant's use or occupancy of the Premises under this Lease Agreement upon any foreclosure or conveyance in lieu thereof. Tenant shall not terminate this Lease or pursue any other remedy available to Tenant hereunder for any default on the part of Landlord without first giving written notice by certified or registered mail, return receipt requested, to any mortgagee, trustee or holder of any such mortgage or deed of trust, the name and post office address of which Tenant has received WRITTEN notice, SPECIFYING THE default in reasonable detail and affording such mortgagee, trustee or holder a reasonable opportunity (but in no event less than thirty (30) days) to make perforinance, at its election, for and on behalf of Landlord. Landlord shall obtain, as Exhibit E to the Lease Agreement, a Non-Disturbance Agreement executed by holders of any mortgages on the Premises in a form mutually agreeable to both parties.

22. MECHANIC'S LIENS. Tenant has no authority, express or implied, to create or place any lien Or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises. Tenant will save and hold Landlord harmless from any and all loss, cost or expense, including without limitation reasonable attorneys' fees, based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord under the terms of this Lease.

23. MISCELLANEOUS.

in the Premises or

  A. Interpretation. The captions inserted in this Lease are for convenience only and in noway define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease. Any reference in this Lease to rentable area shall mean the gross rentable area as determined by the roofline of the building in question.

  B. Binding Effect. Except as otherwise herein expressly provided, the terms, provisions and covenants and conditions in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Premises and in the Building and other property that are the subject of this Lease.

  C. Evidence of Authority. Tenant agrees to furnish to Landlord, promptly upon demand, a corporate resolution, proof of due authorization by partners or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

  D. Force Majeure. Neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder when caused by material shortages, acts of God, labor disputes or other events beyond the control of such obligated party. Notwithstanding anything contained herein before to the contrary, Tenant's obligation to pay Rent hereunder shall not be extended or excused due to force majeure.

  E. Payments Constitute Rent. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

  F. Estoppel Certificates. Tenant agrees, from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating, to the extent of Tenant's knowledge and to the extent true, that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease, any defaults existing under this Lease (or the absence thereof) and such other factual or legal matters pertaining to this Lease as may be requested by Landlord.

It is understood and agreed that Tenant's obligation to famish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease.

  Tenant agrees, from time to time, but not more than once per calendar year, within ten (10) days after request from Landlord, to deliver to Landlord copies of Tenant's most recent financial statements, including an income statement, a balance sheet and related footnotes.

7

  G. Entire Agreement. This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto.

Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations or representations not expressly set forth in this Lease are of no force or effect. EXCEPT AS SPECIFICALLY PROVIDED IN THIS LEASE, TENANT HEREBY WAIVES THE BENEFIT OF ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR ANY PARTICULAR PURPOSE. Landlord's agents and employees do not and will not have authority to make exceptions, changes or amendments to this Lease, or factual representations not expressly contained in this Lease. Under no circumstances shall Landlord or Tenant be considered an agent of the other. This Lease mav not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

  H. Survival of Obligation. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises.

Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall either pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises in good condition and repair, reasonable wear and tear excluded or make such repairs, including without limitation the cost of repairs to all heating and air conditioning systems and equipment therein and if necessary in the opinion of an independent certified HVAC contractor, replacement thereof.

Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates up to the date of expiration or termination of this Lease. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any Security Deposit held by Landlord may, at Landlord's option, be credited against any amounts due from Tenant under this Paragraph 23H.

  1. Severability of Terms. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then, in such event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or Provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

  J. Effective Date. All references in this Lease to "the date hereof' or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

  K. Brokers' Commission. Tenant represents and warrants that it has dealt with and will deal with no broker, other than Jamil Alam of Terren Commercial, agent or other person in connection with this transaction or future related transactions and that no other broker, agent or other person brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord and Broker shall mutually execute a separate Broker Commission Agreement which shall be incorporated as Exhibit G of the Lease Agreement.

  L. Ambiguity. Landlord and Tenant hereby agree and acknowledge that this Lease has been fully reviewed and negotiated by both Landlord and Tenant, and that Landlord and Tenant have each had the opportunity to have this Lease reviewed by their respective legal counsel, and, accordingly, in the event of any ambiguity herein, Tenant does hereby waive the rule of construction that such ambiguity shall be resolved against the party who prepared this Lease.

  M. Joint Several LighLlity. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there be a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding, against such guarantor, nor shall any such guarantor be released from its guaranty for any reason whatsoever, including, without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

  N. Third Party Right. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give to any person or entity, other than the parties hereto, any right or remedy under or by reason of this Lease.

  O. Exhibits and Attachments. All exhibits, attachments, riders and addenda referred to in this Lease, and the exhibits listed herein below and attached hereto, are incorporated into this Lease AND MADE A PART HEREOF FOR ALL intents and purposes as if fully set out herein. All capitalized terms used in such documents shall, unless otherwise defined therein, have the same meanings as are set forth herein.

  P. Applicable Lease - This Lease has been executed in the State of Texas and shall be governed in all respects by the laws of the State of Texas. It is the intent of Landlord and Tenant to conform strictly to all applicable state and federal usury laws. All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or retention of money hereunder or otherwise exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under the applicable state or federal law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then THE OBLIGATION TO BE FULFILLED shall be automatically reduced to THE LIMIT OF SUCH VALIDATION, and if from any such Circumstance Landlord shall ever receive as interest or otherwise an amount in excess of THE MAXIMUM THAT CAN be legally collected, then such amount which would BE EXCESSIVE INTEREST SHALL BE APPLIED TO THE REDUCTION OF RENT HEREUNDER, AND IF SUCH AMOUNT which would be excessive interest exceeds such rent, then such additional amount shall be refunded to Tenant.

24. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivering of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

  (i) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address within the continental United States as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

  (ii) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

  (iii) Except as expressly provided herein, any written notice, document or payment required or permitted to be delivered hereunder shall be deemed to be delivered when received or, whether actually received or not, when (i) personally delivered, (ii) delivered by commercial courier service, or (iii) three business days after being deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address within the continental United States as they have theretofore specified by written notice delivered in accordance herewith.

25. ADDITIONAL PROVISIONS. See EXHIBIT "C" attached hereto and incorporated herein by reference.

8

EXECUTED BY LANDLORD, this 22 dav of December  1997



LANDLORD:
MET 1OW-97, LTD., a Texas LIMITED PARTNERSHIP
By: ORI, Inc., a Texas Corpration, General Partner
By:       Sanford  L.G ottesman

Title:
Address- c/o Trammell Crow Central Texas, Inc.
301 Congress Avenue. Suite 1300, Austin, TX 78701

Attest Witness

Title:
EXECUTED BY TENANT, this 19 day of  December 1997

Tenant, Metrowerks Corporation, a  Texas corporation


By: Jean Belanger
Title:CEO and Chairman
Address
Attest

EXHIBIT "A"      -           Description of Premises
EXHIBIT "B"      -           Plans
EXHIBIT "C"      -           Additional Provisions
EXHIBIT "D"      -           Detailed Basic Operating Costs for 1998
EXHIBIT "E"                  Non-Disturbance and Attornment Agreement
EXHIBIT "I"                  Parking Location Designation
EXHIBIT "G"                  Broker Commission Agreement

1.   LEASEHOLD IMPROVEMENTS:

A.

EXHIBIT "C"

ADDITIONAL PROVISIONS

Landlord shall provide a $972,000 ($10.00 x 97,200) allowance ("Leasehold Improvement Allowance). This includes a $0.50 per square foot allowance for insulation. Landlord shall withhold $353,400 ($9.50 x 37,200) of the Leasehold Improvement Allowance in an account that will bear interest to the benefit of Tenant until Tenant elects to commence construction of the 37,200 square feet withheld as shown above.

B. Tenant and Landlord agree to competitively bid the Leasehold Improvements to the open market [not less than four (4) qualified bids], agreeing that all participating contractors, subcontractors and suppliers will be properly qualified and insured to reasonable market levels. As an alternative, Tenant may choose to conduct a negotiated bid on the Leasehold Improvements. In the event Tenant selects Trammell Crow Company to act as its general contractor, the fee to Trammell Crow Company shall be $80,000, which shall include all profit, overhead, and general conditions (other than costs directly attributable to the construction project). Trammell Crow agrees to competitively bid each task to not less than three (3) subcontractors, and Tenant shall maintain the right to select each winning bid.
Should Tenant utilize Trammell Crow Company as its general contractor, the construction management fee referenced in paragraph 9.d.
below shall be eliminated.

C.

Should Tenant require renovation work after Commencement of the Lease, Tenant may, at its sole discretion, competitively bid such work or may elect to contract with a chosen contractor. Qualifications for such vendors will be as stated above. Any such renovation shall require Landlord's reasonable approval subject to the provisions in Paragraph 6 of this Lease Agreement.

D. Trammell Crow Central Texas, Ltd. shall receive a construction management fee equal to $25,000 pursuant to a mutually agreed upon scope of services between Trammell Crow Central Texas, Ltd. and Tenant.

E.

In the event Tenant elects to install windows instead of overhead doors, Tenant shall only be required to pay for any premium associated with the installation of said windows that is in excess of the amount budgeted for the overhead doors.

2.   OPTION TO RENEW:

Tenant shall have the right to renew the Term of this Lease for one (1) period of five (5) years; provided that Tenant is not, at the time of exercising the first Option to Renew, in default of the Lease. In the event the Tenant exercises its Option to Renew, the Lease Term shall be extended for the duration of such option, subject to all terms and conditions of this Lease, excepting the Market Terms as herein defined.

Tenant shall exercise its Option to Renew by giving written notice thereof to Landlord of its desire to determine the Market Terms no later than seven (7) months prior to the expiration of the then current Lease Term. If Tenant exercises an Option to Renew, the rent payable by Tenant shall be equal to the prevailing fair Market Terms. Market Terms is defined as being the average rental rate, priced on a comparable basis, in effect for new leases signed by an approximately like-size, third party tenant, with full consideration of concessions, such as tenant improvements, term, free rent, moving allowances, architectural allowances, operating expenses and brokerage fees offered in a Comparable Building (as in hereinafter defined) in the vicinity. Comparable Buildings shall be comparable size, quality, location, view and submarket.

12

If the Market Terms cannot be determined pursuant to the preceding paragraph within thirty (30) days after Tenant gives notice of its desire to determine the Market Terms for the renewal period, then, unless Tenant by the end of such period withdraws the exercise of the Option to Renew, the Market Terms shall be determined by a process of "baseball arbitration," with each party appointing a licensed real estate broker with not less than five (5) years experience in the Austin, Texas real estate market who shall have general familiarity with the rental rates for properties similar to the Premises, in the vicinity of the Premises. The two brokers so selected shall choose a third broker with similar qualifications, with each of said brokers to make their own independent determination as to the Market Terms. The Market Terms to be established shall be the average of the two values closest to each other, with the value determined by the remaining broker disregarded. The brokers shall complete their determinations no more than thirty (30) days prior to the end of the Lease Term; however, failure to complete said determination within said period shall not invalidate the appraisal. In the event of termination of the renewal option, the renewal option shall thereafter be null and void and of no further force and effect, and the Lease Agreement shall expire at the expiration of its original Lease Tenn. Any termination of the Lease Agreement shall also terminate the renewal option. The determination of the Market Terms by said brokers shall be binding upon both Landlord and Tenant. The cost of the arbitration shall be divided equally between Landlord and Tenant.

LATENT DEFECTS:

Landlord shall assign any and all warranties for latent defects in materials or workmanship for one (1) year following substantial completion, even if Tenant contributes in any way to the design or to the cost of construction. Landlord shall assist Tenant in enforcing any and all contracts or warranties on construction related to the Premises.

4.

CONFIDENTIALITY:

Landlord, Tenant, Landlord's Agent and Tenant's Broker agree that the terms and conditions contained within the Lease and Commission Agreement shall be held in strict confidentiality.

5.   SECURITIZATION OF LEASE:

Tenant shall be required to post a lease securitization instrument (letter of credit or certificate of deposit) in a form and with an institution acceptable to Landlord for the following purpose:

Security for Rent:
$400,000 which shall retire at an annual rate of $54,000 per year over the six
(6) years of the Lease Term (but not less than $130,000) provided that the following events occur based on Tenant's most recent Annual Report.


1    Tenant achieves audited net income equal to $500,000.
2.   Tenant's Net Worth is equal to or greater than $20 million.
3.   Tenant maintains a current ratio of 2: 1.

The Letter of Credit or Security Deposit must be received by Landlord within three (3) business days of the execution of this Lease by both parties.

The Securitization of Lease shall be waived in its entirety if Tenant receives an A credit rating from Standards & Poors (or Moody's equivalent) or Tenant is acquired by a company with the above credit ratings and such company guarantees Tenant's lease.

13

EXHIBIT "D"

ESTIMATED BASIC OPERAUNG COSTS FOR 1998

                               Cost per Month  Cost per Year
Common Area Maintenance           $0.0295        $0.3534
Insurance                         $0.0022        $0.0263
Property Tax                      $0.0797        $0.9568
Management Fee                    $0.0228        $0.2741

Initial Date

EXHIBIT "E"

NON-DISTURBANCE AND ATTORNMENT AGREEMENT


SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
("Agreement") is made and entered into as of the  day of
199 , by and between the insurance company affilidated of AEGON USA Realty Advisors, Inc. that has executed the Agreement below as lender ("Lender"), and
METROWERKS CORPORATION      a   Texas       (corporation]
("Tenant").

WHEREAS, Lender intends to fund a commercial mortgage loan (the "Loan") to

MET 1OA-98, Ltd.  , a Texas limited Partnership ("Landlord") secured by a mortgage or deed . of trust (the "Mortgage") on the land described on Exhibit
  "A," together with present or future improvements (the "Real Property"); and

WHEREAS, by a certain lease between Landlord and Tenant dated as of
Dec. 22, 1997    (together with all amendments, options, extensions and
renewals, the "Le    ), Landlord has dernised to Tenant all or a portion of the
Real
Property and a Memorandum of the Lease has been recorded in the land records of
              County, State of          in Deed Book
Page       ; and

WHEREAS, as a condition of the Loan's funding, Landlord will assign its interest in the Lease to Lender as part of Lender's security; and

WHEREAS, the Tenant's execution and delivery of this Agreement and of an estoppel certificate providing the Lender with current information on the status of the Lease (the "Estoppel") are conditions precedent to Lender's obligation to fund the Loan; and

WHEREAS, Tenant desires to enter into this Agreement in order to benefit from the promises by Lender that are set forth in this Agreement;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties agree as follows:

1 . If, upon the closing of the Loan, the Lease would not by its terms be subordinate to the lien of Lender on the Real Property, Tenant so subordinates the Lease.

2. The Tenant consents to the assignment of the Lease to Lender in support of the Loan.

3. If Landlord defaults under the Lease and, upon notice, fails to cure its default within the cure period provided under the Lease, Tenant will notify Lender of the default and afford Lender a reasonable opportunity to cure it before terminating the Lease or exercising any self-help rights from which a right of setoff would arise.

4. If Lender forecloses the Loan or acquires title to the Real Property by deed in lieu of foreclosure, the following terms and conditions will govern the respective rights and obligations of Tenant and Lender or other new owner of the Real Property (in either case, the "New Owner"):

(a) The New owner shall not disturb Tenant's quiet enjoyment and possession of its demised premises for so long as Tenant faithfully performs its obligations under the Lease and under this Agreement.

(b) The New owner shall not be bound by any purchase option 1100 contained in the Lease.,

(c) The New Owner shall not be requitred to assume any of the landlord's liabilities to Tenant under indemnification or hold harmless agreements in the Lease arising from any Landlord default, act or omission occurring prior to the date New Owner acquires title to the Real Property, or for damages caused by any Landlord default, act or omission occurring prior to date New Owner acquires title to the Real Property, and, following the acquisition of title, the New Owner's Liability to the Tenant shall never exceed the value of its interest in the Real Property and any insurance available to satisify such liability

(d) This Agreement will not vary the terms of the Lease that condition opb Tenant's obligation to pay rent on Landlord's performance of its covenants under the Lease in respect of the habitability and quiet enjoyment of the Real Property, which Lender agrees shall apply to the New Owner as they have to the Landlord, provided Tenant has performed its obligation under paragraph 3 of this Agreement.

(e) Subject to the other terms of this Agreement, Tenant will, upon notice of the transfer, attorn to the New Owner (that is, recognize the New Owner as the landlord under the Lease from the time of transfer of the Real Property forward).

(f) The New Owner will not be bound by any modification of the Lease made without Lender's consent.

The New Owner will not be bound by any rent paid more than one month in advance unless it actually receives it, or unless Lender has consented to the advance payment in writing.

(h) The New Owner will assume liability for the return of security or other lease deposits, but only for those that it actually receives.

5. No Modification. No modification shall be valid unless in writing and executed by the party against whom enforcement is sought.

6. Notices. Any notice under this Agreement may be delivered by hand or sent by commercial delivery service or United States Postal Service express mail, in either case for overnight delivery with proof of receipt, or sent by certified mail, return receipt requested, to the following addresses:

To Tenant: Metrowerks Corporation

To Lender: Monumental Life Insurance Company

Director, Mortgage Loan Servicing
AEGON USA Realty Advisors, Inc.
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499

     The notice shall be deemed to have been given on the date it was actually received.

7. Successors and Assigns. This Agreement shall be binding on, and shall inure to the the parties' successors and assigns.

8. Counterparts. This Agreement may be executed and delivered in counterparts for the-convenience of the parties.

9. The liens security interested and assignments of the Mortgages and the credit. Documents shall not encumber any trade fixtures, equipment, inventory or other owned by tenant.

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

4. Legal description of land:

Lot One (1), Block "C", METRIC CENTER EAST, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 98, Page(s) 95-97 of the Plat Records of Travis County, Texas. SAVE AND EXCEPT those portions conveyed to the City of Austin in Volume 12999, Page 1781 of the Real Property Record

Initial Date

EXHIBIT "G "

Broker Commission Agreement

(Attached)

17

Lease Commission Agreement

     This Lease Commission Agreement (this "Agreement") is made by and between Met 10 W97, Ltd. ("Owner") and Term Commercial Brokerage, Inc. ("Broker").

Name and Address of Tenant:

Metrowerks Corporation
9801 Metric Boulevard (Metric 10 West)
Austin, Texas 78758

1. Registration. Broker hereby registers itself and Tenant with Owner, and Owner accepts such registration subject to the terms and conditions hereof

2. Broker's Covenants. Broker agrees that it shall (a) use its best efforts to assist Owner and Tenant in their efforts to enter into a Lease, and (b) arrange and coordinate a meeting (the "Meeting") between appropriate authorized representatives of Owner and Tenant at which the form and substance of a Lease is discussed, which Meeting must occur within the thirty (30) day period (the "Meeting Period") which follows the date of this Agreement, (c) unless Owner otherwise agrees in writing, not claim any commission or other compensation from Owner in respect of the leasing of all or any portion of the Property other than by reason of a Lease in accordance with the terms and conditions of this Agreement, (d) not be entitled to any payment from Owner other than the Commission, it being understood that Broker shall not be entitled to any interest on any deferred (as provided for herein) payments of the Commission and that all costs and expenses incurred by Broker in connection herewith shall be borne solely by Broker, and (e) promptly pay the appropriate portion of the Commission to all salespersons, brokers, finders and any other persons who are entitled to payment of a portion thereof by reason of any agreement or understanding with Broker. Owner acknowledges the meeting referenced in (b) above has already occurred.

3. Broker's Representations and Warranties. Broker represents and warrants to Owner that at all times during THE TERM of this Agreement, (a) Broker, at the direction of Tenant, is representing Tenant in connection with the leasing of all or a portion of the Property, (b) Tenant has expressed a serious interest in negotiating a Lease with Owner through Broker, (c) Broker is familiar with Tenant's expectations concerning price and terms, space requirements, and financial condition, and all of such matters are generally consistent with the Property and Owner's expectations, and (d) Broker is duly licensed Texas real estate broker and is authorized to enter into this Agreement.

4. Termination. Broker's rights and Tenant's registration under this Agreement shall automatically terminate, and no commission or other compensation shall be payable to Broker, if any one or more of the following events occurs: (a) If Broker fails to observe or perform any of its obligations hereunder, (b) if any representation or warranty made by Broker in this Agreement is or at any time becomes false or misleading in any respect, (c) if the Meeting has not occurred prior to the expiration of the Meeting Period, (d) if at any time after the Meeting, Owner gives written notice to Broker that, in the reasonable judgment of Owner, there has been a lack of active and substantial progress towards the consummation of a Lease for a period of sixty (60) consecutive days or more and reasonable progress is not made within ten (10) days after such notice to Broker, or (e) Tenant designates a person or entity other than Broker to act as his agent or representative in connection with the leasing of the Property or any portion thereof. Broker acknowledges and agrees that no commission or other compensation will be payable to Broker unless a registration is in effect for Broker in respect of Tenant, at the time the Lease is fully executed.

5. Duplicate Registrations. If for any reason, more than one registration is (or alleged to be) in effect for Tenant, notwithstanding anything in this Agreement to the contrary, the total commission payable by Owner in respect of any Lease with Tenant shall be limited to the total Commission that would have been payable by Owner if only one registration were in effect. In the event two (2) or more registrations are in effect for Tenant and unless otherwise agreed to in writing, the Commission shall be payable only to the broker who, been designated in writing by Tenant as representing Tenant in the consummation of the Lease, and Owner shall promptly notify Broker upon Owner's determination of any duplicate registration of Tenant.

6. Withdrawal of Property. Broker acknowledges and agrees that (a) Owner may, with or without cause, withdraw the Property, or any portion thereof, from the market or lease the Property, or any portion thereof, to a different tenant, in each case, without liability or notice to Broker, and (b) Owner has not in any way committed or represented to Broker that it will enter into (or attempt to enter into) a Lease with Tenant, it being understood that any decision to enter into (or attempt to enter into) a Lease shall be at the sole discretion of Owner.

7. Indemnity. Broker shall indemnify and hold Owner harmless from and against any and all loss, cost, liability and expense (including, without limitation, all attorneys' fees) which Owner may incur by reason of (a) the failure of Broker to observe or perform its obligations hereunder, (b) the present or future inaccuracy of my representation or warranty made by Broker.

8. The Commission. Subject to the other terms and conditions of this Agreement, Owner agrees to pay Broker the Commission if Owner and Tenant enter into a Lease within the one hundred eighty (180) day period (the "Term") following the date of this Agreement; provided, however, that this Agreement shall not apply to any Lease other than the next Lease which is entered into after the date hereof, and no Commission shall be payable to Broker with respect to any additional Lease unless Owner and Broker enter into a separate Lease Commission Agreement with respect thereto. The Term of this Agreement may be extended, but only if Owner and Broker mutually agree to do so in writing. The Broker shall be paid a 4% cash-out commission based on the aggregate Gross Rent as defined below. Commissions shall not apply to renewals, extensions, or expansions unless the Broker is actively involved in the renewal, extension, or expansion documents. If those conditions are met, broker shall be paid four percent (4%) cash-out commission on expansions (one-half at the time of execution of the expansion document, and one half upon occupancy of the expansion space) and a two percent (2%) cash-out commission on renewals (100% upon execution of the renewal or extension documents).

9.   Time of Payment .
     ----------------

In the case of a cash-out commission the Owner shall pay Broker such commission in one installment, ten (10) days of full execution of the Lease Agreement and the receipt of the Letter of Credit or Certificate of Deposit by Landlord. In the event Tenant does not occupy Premises, then one-half of the commission shall be repaid in full upon demand by Landlord.


Miscellaneous.
--------------

a. "Base Rent" shall mean the minimum basic rental payment payable to Owner excluding deposits, amortization of excess tenant improvements, taxes, insurance, and common area maintenance charges. For the purposes of the initial commission, the commission shall be $178,089.60.

b. Owner's Leasing representative may deal directly with prospective tenant providing Broker is copied on all correspondence and provided all information that is given to tenant either verbally or in writing.

c. Broker agrees that the Tenant will not be shown the Owner's properties without an Owner's Leasing representative present.

d. Time is of the essence.

c. All payments to be made hereunder and any notice required or permitted to be delivered hereunder shall be deemed received when sent by United States Mail, postage prepaid, addressed to

Owner or Broker, as the case may be, at the address appearing under the signature of such party. A party may change its address for the purpose of payment or notice by written notice to the other party pursuant to the terms hereof

f. The failure of either party to insist upon strict performance or compliance with the terms and conditions of this Agreement, or the failure of either party to avail itself of any of its rights or remedies hereunder, shall not in any way constitute or be deemed to be a waiver or estoppel in respect thereof or prevent such party from thereafter insisting on strict compliance with the terms hereof

g. This Agreement constitutes the sole and entire Agreement of the parties and supersedes any prior agreements (written and oral) between the parties concerning the subject matter hereof

h. Recourse against Owner hereunder shall be limited to proceeding against Owners' interest in the Project or the proceeds of disposition of the Project and shall in no event exceed the amount of the commission plus reasonable attorney's fees.

i. if Owner or Broker brings any action under this Agreement, the non-prevailing party agrees in each case to pay the prevailing party's reasonable attorney's fees and other costs and expenses incurred by the prevailing party in connection therewith.

Accepted and Agreed to this   day of

WITNESS:

WITNESS:


LANDLORD:
MET I OW-97, Ltd., a Texas limited partnership
By: ORI, Inc., a Texas Corporation, General Partner

By: Sanford L. Gottesman
Title: President

BROKER: TERREN COMMERCIAL BROKERAGE, INC.

By: Jamil Alam
Address:   Terren Commercial
           816 Congress Avenue, Suite I 100
           Austin, Texas 78701

License #: 0400580-34 Expiration Date: